Exhibit 10.37

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DISCLOSURE NOTICE

TERRORISM RISK INSURANCE ACT OF 2002

The certified acts of terrorism premium charge shown below is for coverage under this policy for insured losses covered by the Terrorism Insurance Program established by the Terrorism Risk Insurance Act of 2002 (the Act). That Program applies to certain losses, if otherwise covered by your policy, that result from an “act of terrorism,” as that term is defined in and certified under the Act (insured losses). This terrorism premium does not include any charges for the portion of insured losses covered by the Federal Government under the Act. The Federal Government shares in the payment of insured losses under the Act, and the amount of its share is 90% of such losses that exceed the applicable insurer deductible.

If $0 is shown below for the certified acts of terrorism premium charge, this policy provides such terrorism coverage for no premium charge.

The certified acts of terrorism premium charge shown below does not apply to any insuring agreement or coverage part in this policy for which you did not accept our offer, for a premium charge, of such terrorism coverage. If you did not accept our offer of such terrorism coverage, this policy contains one or more exclusions that apply to certified acts of terrorism under each such insuring agreement or coverage part.

The Act establishes a cap on our liability to pay for insured losses if the aggregate amount of insured losses under the Act exceeds $100,000,000,000 during the applicable period for all insureds and all insurers combined. In that case, we will not be liable for the payment of any amount that exceeds such aggregate amount of $100,000,000,000.

Name of Insured: RICHARDSON ELECTRONICS, LTD

Policy Number: 512CM1175

Effective Date: 06/30/04

Certified Acts Of Terrorism Premium Charge: $0

Processing Date: 11/04/04    09:18     001

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DELIVERY INVOICE	[LOGO]

Company: ST PAUL MERCURY INSURANCE COMPANY

I	RICHARDSON ELECTRONICS, LTD	Policy Inception/Effective Date: 06/30/04
N	40W267 KESLINGER ROAD	Agency Number: 1208211
S	LAFOX IL 60147
U		Transaction Type:
R		REPLACES 512CM0138
E		Transaction number: 001
D		Processing date: 11/04/04
Policy Number: 512CM1175

A
G	MESIROW FINANCIAL SERVICES
E	321 N. CLARK STREET., STE. 200
N	CHICAGO, IL 60610
T

Policy Number	Description	Amount	Surtax/ Surcharge
512CM1175	EXCESS DIRECTORS & OFFICERS LIABILITY POLICY	$129,000	N/A

Account Date	Due Date	Premium	Comm. Rate	Payment Plan Service Charge	Surtax/ Surcharge
06/30/04		$129,000	10%	N/A	N/A

Agents Will Not Receive Commission On Payment Plan Service Charge, Surtax Or Surcharge. Please Report These Items Separately On Your Accounts.

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POLICY FORM LIST	[LOGO]

Here’s a list of all forms included in your policy, on the date shown below. These forms are listed in the same order as they appear in your policy.

Title	Form Number	Edition Date
Disclosure Notice Terrorism Risk Insurance Act Of 2002	D0100	03-03
Policy Form List	40705	05-84
Excess Policy (St. Paul Mercury Insurance Company)	XP001	05-98
Excess Of Specified Coverages	XP016	05-98

Name of Insured RICHARDSON ELECTRONICS, LTD	Policy Number 512CM1175 Processing Date 11/04/04	Effective Date 06/30/04 09:18 001

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EXCESS POLICY

IMPORTANT NOTE: THIS IS CLAIMS MADE COVERAGE. PLEASE READ THIS POLICY CAREFULLY.

DECLARATIONS

Item 1 Insured and Insured’s Address:	Policy Number: 512CM1175

RICHARDSON ELECTRONICS, LTD.	Prior Policy Number: 512CM0138
40W267 KESLINGER ROAD
LA FOX, IL 60147

Item 2. Policy Period:

From: 12:01 A.M. 06/30/04
To: 12:01 A.M. 06/30/05
Local time at the address shown in Item 1.

Item 3. Limit of Liability: $10,000,000
Item 4. Schedule of Underlying Insurer(s):

(A) Underlying Insurer	Policy Number	Policy Period	Limit of Liability	Retention Amount
FEDERAL INSURANCE COMPANY	8125-6460	06/30/04 to 06/30/05	$15,000,000	$500.000
(B) Other Underlying Insurers
N/A	N/A	N/A to	N/A	N/A
		to		N/A
		to		N/A

(C) Total Amount of Underlying Limit of Liability $15,000,000 plus any applicable retentions or deductibles under the Primary Policy.

Item 5. Endorsements Effective at Inception: DO100, XP016

INSURING AGREEMENT

In consideration of the payment of the premium, and in reliance upon the completeness and accuracy of the statements and disclosures made to the Insurer or any underlying insurer by application, including its attachments, the Insurer agrees that this policy incorporates by reference and affords coverage in accordance with and subject to the insuring clauses, warranties, definitions, terms, conditions, exclusions and other provisions contained in the Primary Policy and to the extent coverage is further limited or restricted thereby, in any other Underlying Insurance, except as regards the premium, the limit of liability, the policy period, and except as otherwise provided herein. In no event shall this policy grant broader coverage than would be provided by any of the Underlying Insurance.

To the extent the insuring clauses, warranties, definitions, terms, conditions, exclusions or other provisions of the Primary Policy or other Underlying Insurance are changed to limit or restrict coverage, this policy shall become subject to such changes upon the effective date of the change in the Primary Policy or such other Underlying Insurance. To the extent the insuring clauses, warranties, definitions, terms, conditions, exclusions or other provisions of the Primary Policy are changed to expand or broaden coverage, this policy shall become subject to such changes only if: (i) the Insurer has received prior written notice from the Insured(s) of such changes; (ii) the Insurer has given the Insured(s) its written consent to such changes; and (iii) the Insured(s) has paid any required additional premium.

TERMS, CONDITIONS AND LIMITATIONS

Section 1. DEFINITIONS

Wherever used in this policy:

A.	Insurer means the undersigned entity issuing this policy.

B.	Insured(s) means the individuals and organizations for whom coverage is afforded under the Primary Policy.

C.	Primary Policy means the policy identified in Item 4.(A) of the Declarations.

D.	Underlying Insurance means all those policies scheduled in Item 4 of the Declarations.

E.	Underlying Limit of Liability means the combined limits of liability of the Underlying Insurance as stated in Item 4(C) of the Declarations plus any applicable retention or deductible under the Primary Policy, less any reduction or exhaustion of such limits of liability as provided in Section 3(B) below.

Section 2. UNDERLYING INSURANCE

A.	It is a condition precedent to the rights of the Insured(s) under this policy that the Insured(s) notify the Insurer, as soon as practicable in writing, of a failure to maintain in full force and effect, except as provided for under Section 3(B), and without alteration of any insuring clauses, warranties, definitions, terms, conditions, exclusions or other provisions, limit of liability or retention amounts, of any of the Underlying Insurance as stated in Item 4 of the Declarations.

B.	Failure to maintain, as set forth above, any of the Underlying Insurance, except as provided for under Section 3(B), shall not invalidate this policy, but the Insurer shall be liable for loss under this policy only to the same extent it would have been liable had the Underlying Insurance been maintained as set forth above.

Section 3. ATTACHMENT AND LIMIT OF LIABILITY

A.	The Insurer shall only be liable to make payment under this policy after the total amount of the Underlying Limit of Liability has been paid in legal currency by the insurers of the Underlying Insurance as covered loss thereunder.

B.	In the event of the reduction or exhaustion of the total amount of the Underlying Limit of Liability solely by reason of the payment by the insurers of the Underlying Insurance of covered loss, this policy shall:

1.	in the event of such reduction pay excess of the reduced amount of the Underlying Limit of Liability but not to exceed the amount stated in Item 3 of the Declarations, or

2.	in the event of such exhaustion continue in force as primary insurance provided always that this policy shall only pay the excess over any retention amount otherwise applicable under the Primary Policy, but not to exceed the amount stated in Item 3 of the Declarations.

C.	The Insurer’s maximum aggregate liability under this policy with respect to all loss on account of all claims first made during the Policy Period stated in Item 2 of the Declarations (including any discovery period or extended reporting period properly elected under this policy) shall be the amount stated in Item 3 of the Declarations.

D.	Notwithstanding any of the terms of this policy which might be construed otherwise, the policy shall drop down only in the event of reduction or exhaustion of the Underlying Insurance as described above, and shall not drop down for any other reason including, but not limited to, uncollectability, in whole or in part, of any Underlying Insurance. The risk of uncollectability of the Underlying Insurance, in whole or in part, whether because of financial impairment or insolvency of an underlying insurer or for any other reason, is expressly retained by the Insured(s) and is not in any way or under any circumstances insured or assumed by the Insurer.

Section 4. APPLICATION OF RECOVERIES

All recoveries or payments recovered or received subsequent to a loss settlement under this policy shall be applied as if recovered or received prior to such settlement and all necessary adjustments shall then be made between the Insureds) and the Insurer, provided always that the foregoing shall not affect the time when loss under the policy shall be payable.

Section 5. NOTICE

All notices under any provision of this policy shall be in writing. Notice to the Insurer of any claim or circumstance shall be given to The St. Paul Companies, Inc., 385 Washington Street, St. Paul, MN 55102-1396, Attention: Professional E&O Claim Unit. All other notices to the Insurer under this policy shall be given to the same addressee but to the attention of the Financial and Professional Services Unit.

Section 6. TERMINATION OF POLICY

This policy shall terminate upon the earliest of the following times:

(A)	the effective date of termination specified in a prior written notice from the Insurer to the Insured in accordance with conditions and limitations of the Primary Policy;

(B)	the effective date of termination specified in a prior written notice from the Insured to the Insurer; or

(C)	the expiration of the Policy Period stated in Item 2 of the Declarations.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be signed by its President and Secretary and countersigned by a duly authorized representative of the Insurer.

Countersigned:		ST. PAUL MERCURY INSURANCE COMPANY

Authorized Representative

Countersignature Date	Countersigned At	Secretary	President

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The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Policy have the same inception date.

ATTACHED TO AND FORMING PART OF POLICY NO.	DATE ENDORSEMENT OR RIDER EXECUTED	* EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M. LOCAL TIME AS SPECIFIED IN THE POLICY
512CM1175	11/04/04	06/30/04

*	ISSUED TO

RICHARDSON ELECTRONICS, LTD

EXCESS OF SPECIFIED COVERAGES

XPO16 Ed. 5/98

In consideration of the premium charged, it is understood and agreed that this policy follows the form of the Primary Policy but only with respect to the

EXECUTIVE LIABILITY AND INDEMNIFICATION COVERAGE ONLY

Section(s) of the Primary Policy.

Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy, other than as above stated.

By	COPY
Authorized Representative

AGENT